UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 27, 2014)

MEDISTEM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54999 (Commission File Number)	86-1047317 (IRS Employer Identification No.)

9255 Towne Centre Drive, Suite 450, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 352-7071

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 23, 2014, the Company’s Board of Directors authorized the termination of a $500,000 Promissory Note dated 19 August 2013, in the original principal amount of $500,000 in favor of Randber, LLC (the “Note”), an entity controlled by our Vice Chairman Vladimir Zaharchook-Williams. All unused principal was returned to Randber LLC and the Company will pay Randber $10,685, which is the accrued interest owed on the Note from the Date of Note to the date of the termination at a semiannual compounded rate of 5%. The accrued interest will be paid as 21,370 shares of Medistem common stock that represents a conversion rate of $0.50 per share, the conversion rate stated in the Note. The Company incurred no early termination penalties. The Company had previously filed the Note as Exhibit 10.12 in its Second Amended Registration Statement on Form 10 filed on October 18, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2013	MEDISTEM INC.

	By:	/s/ Alan J. Lewis
Alan J. Lewis, Ph.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form termination agreement between Medistem, Inc., and Randber LLC.